Exhibit 99.2

THE GYMBOREE CORPORATION

SUPPLEMENTAL SCHEDULE OF PRO FORMA ADJUSTED EBITDA (NON-GAAP)

(In Thousands)

(Unaudited)

	13 Weeks Ended April 30, 2016	Years Ended
		January 30, 2016	January 31, 2015	February 1, 2014
Pro forma net income (loss) attributable to The Gymboree Corporation	$32,293	$(16,000)	$(582,201)	$(208,238)
Reconciling items (pro forma):
Interest expense	19,807	85,990	82,378	81,558
Interest income	(3)	(34)	(90)	(132)
Income tax (benefit) expense	(568)	2,278	(76,559)	(1,918)
Depreciation and amortization	9,878	39,850	42,435	44,846
Non-cash share-based compensation expense	622	3,367	4,624	5,809
Loss on disposal/impairment on assets	370	3,706	8,457	12,254
Loss on contract termination	5,689	—	—	834
Gain on extinguishment of debt	(48,804)	(41,522)	—	—
Goodwill and intangible asset impairment	—	—	591,396	157,189
Acquisition-related adjustments	3,542	11,981	12,005	15,590
Transaction costs	(725)	(66)	—	—
Other	762	5,826	3,041	5,543

Pro forma adjusted EBITDA	$22,863	$95,376	$85,486	$113,335